EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated March 31, 2004, accompanying the consolidated financial statements of American Building Control, Inc., included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/	GRANT THORNTON LLP

Dallas, Texas
April 22, 2004